UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 15, 2008

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

75 Federal Street, Suite 300, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On August 15, 2008, EnerNOC, Inc. (“EnerNOC”) and Transwestern Federal, L.L.C. (the “Landlord”) entered into an Amended and Restated Office Lease (the “Lease Agreement”) for approximately 57,000 square feet of space for EnerNOC’s corporate headquarters located in two adjacent buildings (the “Buildings”) at 75-101 Federal Street, Boston, Massachusetts (the “Premises”).  Under the terms of the Lease Agreement, EnerNOC will continue to occupy approximately 15,425 square feet in the 101 Federal Street Building (“Original Premises”) previously leased pursuant to that certain lease dated December 10, 2007 (the “Original Lease”), and expand the Premises by adding approximately 19,644 square feet in the 101 Federal Street Building (“First Additional Space”).  Additionally, EnerNOC will continue to occupy the approximately 21,965 square feet in the 75 Federal Street Building currently subleased pursuant to the Sublease Agreement by and between Amdocs, Inc. and EnerNOC, dated October 3, 2005, as amended (the “Sublease”).  Upon the expiration of the Sublease on June 30, 2009, the Premises under the Lease Agreement will be expanded to include this 21,965 square feet in the 75 Federal Street Building (“Second Additional Space”).

The term of the Lease Agreement for the Original Premises is a continuation of the term of the Original Lease and the obligation to pay rent therefor shall continue from and after the date of the Lease Agreement.  The term of the Lease Agreement for the First Additional Space will commence on the date of the Lease Agreement and the obligation to pay rent therefor will commence, subject to certain conditions, on the earlier of (i) December 1, 2008 or (ii) the date on which EnerNOC occupies the First Additional Space (collectively, the “First Additional Space Rent Commencement Date”).  The term of the Lease Agreement for the Second Additional Space and the obligation to pay rent therefor will commence, subject to certain conditions, on July 1, 2009 (the “Second Additional Space Commencement Date”).  The term of the Lease Agreement for the Premises expires on June 30, 2014 with a base rent as follows:

PERIOD	ANNUAL BASE RENT	MONTHLY INSTALLMENTS OF BASE RENT
Period from Commencement Date through First Additional Space Rent Commencement Date	$694,125.00	$57,843.75
Period from First Additional Space Rent Commencement Date through Second Additional Space Commencement Date	$1,606,187.00	$133,848.91
Period from Second Additional Space Commencement Date through June 30, 2010	$2,550,682.00	$212,556.83
Period from July 1, 2010 through June 30, 2011	$2,607,716.00	$217,309.67
Period from July 1, 2011 through June 30, 2012	$2,664,750.00	$222,062.50
Period from July 1, 2012 through June 30, 2013	$2,721,784.00	$226,815.33
Period from July 1, 2013 through June 30, 2014	$2,778,818.00	$231,568.17

Notwithstanding the foregoing, under certain circumstances, base rent will not be required to be paid (a) for one (1) month commencing on the First Additional Space Rent Commencement Date, (b) for an additional eleven (11) months thereafter with respect to 4,644 square feet and (c) with respect to the

Second Additional Space, for one (1) month following the Second Additional Space Commencement Date.  Pursuant to the Lease Agreement, EnerNOC has a right of first offer, subject to the rights of existing tenants in the building, whereby it may lease certain additional space in the Buildings during the term of the Lease Agreement and the right to extend the Lease Agreement for one (1) period of five (5) years upon the expiration of the initial term.  Under the terms of the Lease Agreement, EnerNOC is required to provide a security deposit in the form of an unconditional and irrevocable letter of credit in the amount of $850,227, subject to reduction commencing June 30, 2011, and will be required to pay its pro rata share of any building operating expenses and real estate taxes over and above a base year as well as certain utility costs.  Additionally, EnerNOC also has certain rights to terminate the Lease Agreement under certain limited circumstances.

The Lease Agreement replaces the Original Lease and effective July 1, 2009, will replace the Sublease.

The foregoing summary of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                          Financial Statements and Exhibits.

(d)                                           Exhibits

10.1	Amended and Restated Office Lease, dated as of August 15, 2008, between Transwestern Federal, L.L.C. and EnerNOC, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: August 20, 2008	By:	/s/ Neal C. Isaacson
	Name:	Neal C. Isaacson
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Office Lease, dated as of August 15, 2008, between Transwestern Federal, L.L.C. and EnerNOC, Inc.